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                                                                  EXHIBIT 3.3


                          CERTIFICATE OF INCORPORATION

                                       OF

                          STRESSGEN GENE THERAPIES INC.

                                    * * * * *

                               A STOCK CORPORATION

                             Pursuant to Section 102
                                      of the
                         Delaware General Corporation Law


                                ARTICLE I.  NAME

          The name of the corporation (the "Corporation") is StressGen Gene Therapies Inc.

               ARTICLE II.  REGISTERED OFFICE AND REGISTERED AGENT

          The address of its registered office in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                             ARTICLE III.  PURPOSES

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                               ARTICLE IV.  STOCK

          The total number of shares of all stock which the Corporation shall have authority to issue is three thousand (3,000) shares of common stock without par value, all of which shall be the same class.

                         ARTICLE V.  CUMULATIVE VOTING

          The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation.

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                        ARTICLE VI.  PREEMPTIVE RIGHTS

          No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.

                          ARTICLE VII.  INCORPORATOR

          The name and mailing address of the incorporator are as follows:

          NAME                                 MAILING ADDRESS

          John A. Matterazzo                   Two Union Square
                                               601 Union Street
                                               Seattle, WA  98101-2346

                           ARTICLE VIII.  DIRECTORS

          The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. The Corporation shall have three (3) initial directors, whose names and mailing addresses are as follows:

          NAME                                 MAILING ADDRESS

          Richard M. Glickman                  10225 Summerset Place
                                               Sidney, B.C.  V8L 4X2
                                               Canada

          Jay Short                            320 Delage Drive
                                               Encinitas, CA  92024

          Richard Young                        5 Sawmill Brook Road
                                               Winchester, MA


          The initial directors shall serve until the first annual meeting of stockholders and until their successors are elected and qualified. The directors need not be elected by ballot unless required by the bylaws of the Corporation.

                           ARTICLE VIII.  DIRECTORS

          The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, the number of directors shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Elections of directors need not be by written ballot.

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                              ARTICLE IX.  BYLAWS

          In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

                             ARTICLE X.  AMENDMENT

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                             ARTICLE XI.  DURATION

          The Corporation is to have perpetual existence.

                 ARTICLE XII.  LIMITATION OF DIRECTOR LIABILITY

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                     ARTICLE XIII.  BUSINESS COMBINATIONS
                         WITH INTERESTED STOCKHOLDERS

          The Corporation expressly elects not to be governed by Section 203(a) of the Delaware General Corporation Law.

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          I, John A. Matterazzo, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and, accordingly, I have hereunto set my hand this 13th day of June, 1997.


                                             /s/ John A. Matterazzo
                                             --------------------------------
                                             John A. Matterazzo, Incorporator





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